ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number 20100947428-57
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/22/2010 11:38 AM
	Entity Number LLC2174-1999

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

The Primadonna Company, LLC

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☒ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF
AMENDED AND RESTATED ARTICLES OF ORGANIZATION
OF
THE PRIMADONNA COMPANY, LLC
a Nevada limited liability company

Pursuant to Nevada Revised Statutes Section 86.221, the undersigned does hereby declare and certify that:

1. The current name of the limited liability company is "The Primadonna Company, LLC".

2. The limited liability company is currently managed by its managers.

3. The undersigned manager has been duly authorized to execute and file this certificate setting forth this limited liability company's Articles of Organization as amended and restated in their entirety as follows:

AMENDED AND RESTATED ARTICLES OF ORGANIZATION
OF
THE PRIMADONNA COMPANY, LLC
a Nevada limited liability company

ARTICLE 1
NAME

The name of the company is "The Primadonna Company, LLC" (the "Company").

ARTICLE 2
REGISTERED AGENT

The name of the registered agent and the street address of the registered office in the State of Nevada where process may be served upon the Company is: Sean T. Higgins, Esq., 3960 Howard Hughes Parkway, 9th Floor, Las Vegas, NV, 89169. The Company may, from time to time, in the manner provided by law, change the registered agent and the registered office within the State of Nevada.

ARTICLE 3
MANAGEMENT

The management of the Company shall be vested in its managers in the manner prescribed by the Company's operating agreement. The current managers of the Company are Troy D. Herbst, Timothy P. Herbst and Edward J. Herbst.

ARTICLE 4
INDEMNIFICATION AND PAYMENT OF EXPENSES

In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Company in these Amended and Restated Articles of Organization, the Company's operating agreement or any other agreement, the expenses of any member or manager incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding arising by reason of the fact that such member or manager is or was a member or manager of the Company, must be paid by the Company, or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company as permitted by the laws of the State of Nevada, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of such member or manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that such member or manager is not entitled to be indemnified by the Company.

Any repeal or modification of this Article 4 approved by the members of the Company shall be prospective only. In the event of any conflict between this Article 4 and any other article of the Company's Amended and Restated Articles of Organization, the terms and provisions of Article 4 shall control.

ARTICLE 5
COMPLIANCE WITH GAMING LAWS

(1) Purpose. The purpose and general nature of the business to be conducted by the Company is to operate, manage and conduct gaming in a gaming casino or other facilities in the State of Nevada. The Company may also engage in any other lawful act or activity for which limited liability companies may be formed under the laws of the State of Nevada.

(2) Determination of Unsuitability. Notwithstanding anything to the contrary expressed or implied in these Amended and Restated Articles of Organization, the purported sale, assignment, transfer, pledge, grant or exercise of an option to purchase or other disposition of any interest in the Company is ineffective unless and until approved by the Nevada Gaming Commission (the "Commission"). If at any time the Commission finds that a member of the Company is unsuitable to hold an interest in the Company, the Commission shall immediately notify the Company of that fact and the Company shall, within ten (10) days from the date that it receives the notice from the Commission, return to the unsuitable member the amount of his or her capital account as reflected on the books of the Company or such member shall dispose of such interest as provided by the gaming laws and regulations of the State of Nevada. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to applicable law, it is unlawful for the unsuitable member: (i) to receive any dividend or interest or any payment or distribution of any kind, including any share of the distribution of profits or cash or any other property of, or payments upon dissolution of the Company, other than a return of capital; (ii) to exercise directly or through a proxy, trustee or nominee, any voting right conferred by such interest; (iii) to participate in the management of the business and affairs of the Company; or (iv) to receive any remuneration in any form from the Company or from any company holding a gaming license, for services rendered or

otherwise. Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company, and the unsuitable member shall no longer have any direct or indirect interest in the Company.

(3) Redemption of Interest. Notwithstanding the foregoing, to the extent permitted by applicable gaming laws and the Nevada gaming authorities, if a member has been found by the Commission to be unsuitable, the Company shall have the right to redeem or the unsuitable member shall dispose of its member's interest in the Company on the terms, if any, provided in the Company's operating agreement.

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IN WITNESS WHEREOF, the undersigned manager of the Company has duly executed these Amended and Restated Articles of Organization as of December 22, 2010.

By: ______________________